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EXHIBIT 32.1

                   CERTIFICATION REQUIRED BY RULE 13A-14(a) OR
                        RULE 15d-14(b) AND SECTION 906 OF

                         THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of Dominion Resources Black Warrior Trust (the "Trust") on Form 10-Q for the period ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, not in its individual capacity but solely as the trustee of the Trust, certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to its knowledge:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

                                        BANK OF AMERICA, N.A., TRUSTEE FOR
                                        DOMINION RESOURCES BLACK WARRIOR TRUST


November 10, 2003                       By:  /s/ RON E. HOOPER
                                             -----------------------------------
                                             Ron E. Hooper,
                                             Senior Vice President, Royalty
                                             Management
                                             Bank of America, N.A.


A signed original of this written statement required by Section 906 has been provided to Dominion Resources Black Warrior Trust and will be retained by Dominion Resources Black Warrior Trust and furnished to the Securities and Exchange Commission or its staff upon request.


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